SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 22, 2006

ALERIS INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

February 23, 2005 Compensation Committee Action. On February 22, 2005, the Compensation Committee of the Board of Directors made an additional grant for 2005 of 1,250 shares of restricted common stock, par value $0.01 per share, of the Company (“Common Stock”) and an award of Performance Units payable in up to 2,500 shares of Common Stock to Robert R. Holian. The restricted stock will vest on the third anniversary of the date of grant. For the award of Performance Units, a portion will vest to the extent of the attainment of target levels of merger synergies achieved as a result of the Commonwealth-IMCO merger that are attained through December 31, 2008, and a portion will vest to the extent of the attainment of certain return on capital employed targets prior to December 31, 2008. The form of Performance Unit Agreement applicable to these awards was attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on December 20, 2005 and is incorporated herein by reference.

Director Compensation. The annual retainer for non-employee directors is fixed by the Board of Directors for each year. On February 23, 2006, the Board of Directors increased the annual retainer for non-employee directors to $45,000. All other meeting and committee fees remained the same for 2006.

Each of the non-employee directors is also entitled to receive on an annual basis a grant of shares of restricted Common Stock under the terms of the Aleris International, Inc. 2004 Equity Incentive Plan, having a value equal to $35,000. The number of shares is determined by dividing $35,000 by the closing price per share of Common Stock on the first trading day of the applicable calendar year. On February 23, 2006, the Board of Directors increased the annual grant of shares of restricted Common Stock to shares of restricted Common Stock having a value equal to $40,000. The number of shares of restricted Common Stock granted for the additional $5,000 was determined by dividing $5,000 by the closing price per share of Common Stock on February 23, 2006 ($43.23). The shares of restricted stock vest entirely on the earlier date of the third anniversary of the date of grant (February 23, 2009 for the incremental shares) or on the date the Director is no longer a member of the Board of Directors.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Number	Description
99.1	Form of Performance Unit Agreement for the 2005 Equity Incentive grants of Performance Units filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on December 20, 2005 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Dated: February 27, 2006	/s/ Robert R. Holian
Robert R. Holian, Senior Vice President and Controller

INDEX TO EXHIBITS

Number	Description
99.1	Form of Performance Unit Agreement for the 2005 Equity Incentive grants of Performance Units filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on December 20, 2005 and incorporated herein by reference.